UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 24, 2009 (July 21, 2009)

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 21, 2009, the board of directors of Penn Virginia Resource GP, LLC (the “General Partner”), the general partner of Penn Virginia Resource Partners, L.P. (“PVR”), amended the General Partner’s Code of Business Conduct and Ethics (the “Code”). The principal amendments to the Code were as follows:

(i)	Amending the “Securities Law and Insider Trading” provision to conform it to the General Partner’s existing Policy Regarding Special Trading Procedures;

(ii)	Adding an “Authorization and Documentation” provision, which deals with the authorization and proper documentation of transactions;

(iii)	Revising the harassment provision to clarify that all forms of inappropriate behavior, and not just illegal harassment, are prohibited; and

(iv)	Amending the “Confidential Information” provision to provide additional guidelines regarding the treatment of confidential information.

The Code applies to all directors, officers and employees of the General Partner, including its Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions, and all employees of any affiliate of the General Partner who provide services to PVR. A copy of the Code, as amended, is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. A current copy of the Code is also available at the “Governance” section of PVR’s website, http://www.pvresource.com, or in print upon request to Penn Virginia Resource GP, LLC, Attention: Secretary, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087, without charge.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

14.1	Penn Virginia Resource GP, LLC Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2009

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description
14.1	Penn Virginia Resource GP, LLC Code of Business Conduct and Ethics.